EXHIBIT 32.1

The following statement is being made to the U.S. Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.

U.S. Securities and Exchange Commission
100 F. Street N.E.
Washington, DC 20549

Re: SPX FLOW, Inc.

Ladies and Gentlemen:

In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), each of the undersigned hereby certifies that:

(i)                                     this Quarterly Report on Form 10-Q, for the period ended September 26, 2020, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)                                  the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of SPX FLOW, Inc.

Date: November 2, 2020

/s/ MARCUS G. MICHAEL	/s/ JAIME M. EASLEY

Marcus G. Michael	Jaime M. Easley
President and Chief Executive Officer	Vice President, Chief Financial Officer and Chief Accounting Officer